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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Date of Report: November 23, 1999
                        (Date of earliest event reported)

                             AVANIR PHARMACEUTICALS
             (Exact name of registrant as specified in its charter)

                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)

                 0-18734                               33-0314804
        (Commission File Number)            (IRS Employer Identification No.)

         9393 Towne Centre Drive, Suite 200, San Diego, California 92121
            (Address of principal executive offices)            (Zip code)

                                 (858) 558-0364
               (Registrants telephone number, including area code)



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                              Item 5. OTHER EVENTS

Loan Financing Arrangement

        On November 23, 1999, AVANIR Pharmaceuticals ("AVANIR") entered into a loan agreement for $1.5 million in financing from two international financial lenders. On November 24, 1999 and November 29, 1999, respectively, AVANIR issued to each lender an 18-month convertible debenture ("Convertible Debenture"), with an interest rate of 11% payable quarterly in arrears. Under the loan agreement, AVANIR may pay back the outstanding principal and accrued interest on each Convertible Debenture within the first 100 days from its issuance date before the lender is entitled to convert the Convertible Debenture into shares of Class A Common Stock. After this 100-day period, the lender will have a right to convert the outstanding principal and accrued interest into shares of Class A Common Stock at a conversion rate of 90% of the market price (as defined in the loan agreement) per share of Class A Common Stock.

        In connection with this financing, AVANIR issued to each lender a stock purchase warrant ("Stock Purchase Warrant") to purchase 292,056 shares of Class A Common Stock at an exercise price of $1.284 per share. Two-thirds of the shares of Class A Common Stock underlying each Stock Purchase Warrant vested on November 24, 1999. The remaining one-third will become exercisable only if AVANIR has not repaid in full the outstanding principal and accrued interest on the Convertible Debentures within the first 100 days from the issuance date of the Convertible Debentures. In addition, two investment banks received from AVANIR an aggregate finder's fee of $120,000 and stock purchase warrants to purchase an aggregate of 116,822 shares of Class A Common Stock at an exercise price of $1.284 per share.

Amendment to Rights Agreement

        Pursuant to the terms and conditions of the loan agreement, AVANIR amended the Rights Agreement, dated as of March 5, 1999 (the "Rights Agreement"), between AVANIR and American Stock Transfer & Trust Company, as rights agent, to exclude each of the lenders from triggering the Rights Agreement in the event of a conversion of the Convertible Debentures and/or exercise of the Stock Purchase Warrants.

        Under the Rights Agreement, either lender will be deemed to be an "Acquiring Person" if it becomes the beneficial owner of 15% or more of AVANIR's Class A Common Stock and Class B Common Stock. Because the beneficial ownership of each lender could exceed this 15% threshold in the event of the conversion of the Convertible Debentures at a price per share that is lower than the current market price per share for Class A Common Stock and/or with the exercise of the Stock Purchase Warrants, AVANIR amended the Rights Agreement to exclude each lender from the definition of "Acquiring Person," unless the lender beneficially owns or will beneficially own any shares of Class A Common Stock and Class B Common Stock (collectively, "Common Shares"), other than:

        - the lender's ownership of Convertible Debentures or Stock Purchase Warrants or any Common Shares issuable upon the conversion or exercise thereof; and

        - any stock dividend or distribution paid or made on the outstanding Common Shares or pursuant to a split or subdivision of the outstanding Common Shares.



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Item 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibits

        4.1 Loan Agreement, dated as of November 23, 1999, by and among (i) AVANIR Pharmaceuticals, a California corporation, and (ii) AMRO International, S.A., a Panama corporation, and The Endeavour Capital Fund, S.A., a company formed under the laws of Israel.

        4.2     Form of 11% Convertible Debenture.

        4.3     Form of Stock Purchase Warrant.

        4.4 Registration Rights Agreement, dated as of November 23, 1999, by and among AVANIR Pharmaceuticals, AMRO International, S.A and The Endeavour Capital Fund, S.A.

        4.5 Amendment No. 1 to Rights Agreement, dated November 30, 1999, by and between AVANIR and American Stock Transfer & Trust Company, a New York corporation, as rights agent.

                                   SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AVANIR PHARMACEUTICALS


Date: December 3, 1999                  By: /s/ Gregory P. Hanson
                                           -------------------------------------
                                           Gregory P. Hanson
                                           Vice President, Finance and
                                           Chief Financial Officer